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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and under the heading "Selected Consolidated Financial Data" and to the use of our report dated March 4, 2005, in the Registration Statement (Post-Effective Amendment No. 1 to Form S-4 No. 333-116310) and related Prospectus of Real Mex Restaurants, Inc.

/s/ ERNST & YOUNG LLP
Los Angeles, California April 8, 2005

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Consent of Independent Registered Public Accounting Firm